Exhibit 23

              Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14508, 33-
53543 and 333-26909) of Excel Industries, Inc. of our report dated February 19, 1998 appearing on page 16 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement
Schedule, which appears on page 39 of this Form 10-K.



Price Waterhouse LLP
Indianapolis, Indiana
March 23, 1998